UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 8, 2018

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

Effective May 4, 2018, NewBridge Global Ventures, Inc. (the “Company”) entered into a Securities Purchase Agreement dated April 30, 2018 (“Purchase Agreement”) with Auctus Fund, LLC (“Auctus”). In conjunction with the Purchase Agreement, the Company has signed a Convertible Promissory Note for $250,000 (the “Note”). The Note contains an interest rate of twelve percent per annum and has an initial maturity date of nine (9) months from issue the date of each funding tranche.  The amounts due under the Note are convertible at any time after issuance but prior to the later of (1) the Maturity Date or (2) date of payment in full of the Default Amount. The conversion price shall be the lesser of (a) the lowest trading price of the Company’s common stock during the twenty-five (25) trading days prior to the effective date of the Note or (b) 50% of the lowest price during the twenty-five (25) days prior to the conversion date.  In connection with the Purchase Agreement and the Note, the Company also entered into a Registration Rights Agreement pursuant to which the Company agreed to register the conversion shares for resell by Auctus.

A form of the Purchase Agreement, Note and Registration Rights Agreement are filed respectively as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information regarding the Purchase Agreement and the purchase of the Shares set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 10.1 10.2 10.3	Description of Exhibits Securities Purchase Agreement. Convertible Promissory Note. Registration Rights Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 8th day of May, 2018.

NEWBRIDGE GLOBAL VENTURES, INC.
By:	/s/ Robert Bench
	Name:	Robert Bench
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 10.1 10.2 10.3	Description of Exhibits Securities Purchase Agreement Convertible Promissory Note Registration Rights Agreement